UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: May 6, 2011

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed on May 6, 2011 (“Original Report”). The Original Report was filed to report the results of the annual meeting of shareholders of Trimble Navigation Limited (the “Company”) held on May 3, 2011. This amendment is being filed for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include advisory votes on the compensation of its named executive officers in future annual meeting proxy materials. No other changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders, our shareholders cast an advisory vote on whether the shareholders’ advisory vote on executive compensation should be held every one, two or three years. In our Original Report, we reported that a majority of our shareholders favored holding an advisory vote on executive compensation every year.

In light of this vote, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every year, until the next advisory vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: December 16, 2011	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President & General Counsel